EX. 99.28(d)(21)(x)

Amendment

to Amended and Restated

Investment Sub-Advisory Agreement Between

Jackson National Asset Management, LLC

and Mellon Capital Management Corporation

This Amendment is made by and between Jackson National Asset Management, LLC, a Michigan limited liability company and registered investment adviser (“Adviser”), and Mellon Capital Management Corporation, a Delaware corporation and registered investment adviser (“Sub-Adviser”).

Whereas, the Adviser and Sub-Adviser entered into an Amended and Restated Investment Sub-Advisory Agreement effective as of the 1st day of December, 2012, as amended January 1, 2013, February 20, 2013, April 29, 2013, May 30, 2013, June 3, 2013, December 17, 2013, April 28, 2014 and June 4, 2014 (“Agreement”), whereby the Adviser appointed the Sub-Adviser to provide certain sub-investment advisory services to certain investment portfolios (“Funds”) of JNL Series Trust, as listed on Schedule A to the Agreement.

Whereas, the parties have agreed to amend the Agreement to add the following new fund: the JNL/S&P International 5 Fund and its’ respective fees, which will be co-sub-advised by Standard & Poor’s Investment Advisory Services LLC, effective September 15, 2014.

Now Therefore, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated September 15, 2014, attached hereto.

2.	Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated September 15, 2014, attached hereto.

This Amendment may be executed in one or more counterparts, which together shall constitute one document.

In Witness Whereof, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of this 10th day of July 2014, effective as of September 15, 2014.

Jackson National Asset Management, LLC		Mellon Capital Management Corporation

By:	/s/ Mark D. Nerud	By:	/s/ Janet Lee
Name:	Mark D. Nerud	Name:	Janet Lee
Title:	President and CEO	Title:	Director

Schedule A
Dated September 15, 2014

Funds
JNL/Mellon Capital Bond Index Fund
JNL/Mellon Capital Dow Jones U.S. Contrarian Opportunities Index Fund
JNL/Mellon Capital Emerging Markets Index Fund
JNL/Mellon Capital European 30 Fund
JNL/Mellon Capital Global Alpha Fund
JNL/Mellon Capital International Index Fund
JNL/Mellon Capital Pacific Rim 30 Fund
JNL/Mellon Capital S&P 500 Index Fund
JNL/Mellon Capital S&P 400 MidCap Index Fund
JNL/Mellon Capital Small Cap Index Fund
JNL/Mellon Capital Utilities Sector Fund
JNL/S&P Competitive Advantage Fund
JNL/S&P Dividend Income & Growth Fund
JNL/S&P International 5 Fund
JNL/S&P Intrinsic Value Fund
JNL/S&P Mid 3 Fund
JNL/S&P Total Yield Fund
JNL/T. Rowe Price Mid-Cap Growth Fund

A-1

Schedule B
Dated September 15, 2014
(Compensation)

JNL/Mellon Capital Bond Index Fund
Average Daily Net Assets	Annual Rate
First $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital Dow Jones U.S. Contrarian Opportunities Index Fund
Average Daily Net Assets	Annual Rate
First $50 million	0.09%
Next $50 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital Emerging Markets Index Fund
Average Daily Net Assets	Annual Rate
$0 to $50 million	0.09%
$50 to $100 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital European 30 Fund
Average Daily Net Assets	Annual Rate
$0 to $50 million	0.09%
$50 to $100 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital Global Alpha Fund
Average Daily Net Assets	Annual Rate
$0 to $200 million	0.60%
$200 to $400 million	0.55%
$400 to $600 million	0.50%
$600 to $800 million	0.45%
$800 to $900 million	0.40%
Over $900 million	0.35%

JNL/Mellon Capital International Index Fund
Average Daily Net Assets	Annual Rate
First $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital Pacific Rim 30 Fund
Average Daily Net Assets	Annual Rate
$0 to $50 million	0.09%
$50 to $100 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital S&P 500 Index Fund
Average Daily Net Assets	Annual Rate
All Assets	0.01%

JNL/Mellon Capital S&P 400 MidCap Index Fund
Average Daily Net Assets	Annual Rate
First $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital Small Cap Index Fund
Average Daily Net Assets	Annual Rate
First $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital Utilities Sector Fund
Average Daily Net Assets	Annual Rate
$0 to $50 million	0.09%
$50 to $100 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/S&P Competitive Advantage Fund
Average Daily Net Assets	Annual Rate
$0 to $100 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/S&P Dividend Income & Growth Fund
Average Daily Net Assets	Annual Rate
$0 to $100 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/S&P International 5 Fund
Average Daily Net Assets	Annual Rate
$0 to $50 million	0.09%
$50 to $100 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/S&P Intrinsic Value Fund
Average Daily Net Assets	Annual Rate
$0 to $100 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/S&P Mid 3 Fund
Average Daily Net Assets	Annual Rate
$0 to $50 million	0.09%
$50 to $100 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/S&P Total Yield Fund
Average Daily Net Assets	Annual Rate
$0 to $100 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/T. Rowe Price Mid-Cap Growth Fund*
Average Daily Net Assets	Annual Rate
First $50 million	0.09%
Next $50 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

*Fees will be paid based on assets invested in the mid-cap growth index strategy portion of the JNL/T. Rowe Price Mid-Cap Growth Fund managed by Mellon Capital Management Corporation.